UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014
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DOVER CORPORATION
(Exact name of registrant as specified in its charter)
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State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

As announced in May 2013, Dover Corporation ("Dover") is pursuing a plan to spin-off Knowles Corporation into a stand-alone, public company. This spin-off will cause certain changes to the Dover Stock Fund held in the Dover Corporation Retirement Savings Plan (the "Plan"). As a result of these changes, Plan participants and beneficiaries will be temporarily unable to exercise certain rights otherwise available under the Plan (the "blackout").

On January 24, 2014, Dover sent a notice (the "Blackout Notice") to its directors and its officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), informing them that a blackout will be imposed. The blackout is expected to begin on February 24, 2014 and last 12 calendar days, with an expected end date of March 7, 2014.

Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the U.S. Securities and Exchanged Commission, generally impose certain restrictions on trading by directors and executive officers in the event that 50% or more of an issuer's plan participants are so restricted.

During the blackout, subject to certain limited exemptions, directors and Section 16 officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Dover common stock or derivative security with respect to Dover common stock acquired in connection with their service or employment as a director or Section 16 officer of Dover.

Any inquiries about the blackout may be directed to: RetirementPlans@dovercorp.com, or Dianne Purcell, Retirement Plan Manager, 3005 Highland Ave, Downers Grove, IL, 60515, 630-451-1540.

Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Blackout Notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Blackout Notice, dated January 24, 2014, provided to directors and Section 16 officers of Dover.

SIGNATURES
Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

DOVER CORPORATION

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

Date: January 24, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Blackout Notice, dated January 24, 2014, provided to directors and Section 16 officers of Dover.